EXHIBIT 99.1

INVESTVIEW ANNOUNCES STRATEGIC INITIATIVES INCLUDING AN EXCHANGE
OFFER FOR PREFERRED STOCK

Eatontown, N.J. October 8th, 2019 – Investview, Inc. (OTCQB: INVU) today announced its plan to launch a tender offer to exchange shares of its outstanding Common Stock for newly-created shares of Investview’s Series A Convertible Preferred Stock.

As proposed, for every 500 outstanding shares of Common Stock, Investview plans to offer to exchange one share of Series A Preferred Stock, which has a liquidation value of $10.00 per share. The exchange ratio is subject to adjustment prior to the commencement of the Exchange Offer based on the then prevailing common stock price. As of October 2, 2019, the closing price of Investview’s common stock was $0.014 per share, and there were 2,697,876,966 shares of Common Stock outstanding. The Exchange Offer is expected to commence later in the month and will remain open for 20 business days.

In the proposed Exchange Offer, each share of Series A Preferred Stock would entitle its holder to:

(i)	quarterly cumulative dividends at an annual rate of 12%, or $1.20 per share, payable in cash, in kind or in shares of Common Stock or Series A Preferred Stock, at Investview’s election, in priority as to dividends over the Common Stock,

(ii)	a liquidation price of $10.00 per share, plus accumulated and unpaid dividends to the payment date in the case of a liquidation, dissolution or winding-up, before any payment or distribution is made to holders of Common Stock,

(iii)	500 votes per share, voting together with holders of the Common Stock as a single class upon all matters upon which stockholders are entitled to vote,

(iv)	optional conversion by the holder at any time into 500 shares of Common Stock, and

(v)	a right to participate pro rata, through December 31, 2021, with respect to issuances by Investview of any future equity or equity-linked securities, subject to certain exceptions.

In addition, Investview would have the right to (i) redeem all or part of the outstanding shares of Series A Preferred Stock at a redemption price equal to 125% of the liquidation preference, or $12.50 per share, commencing one year after the date of issuance of the Series A Preferred Stock, and (ii) cause all outstanding shares of Series A Preferred Stock to be automatically converted into 500 shares of our Common Stock (or reflecting such final adjusted exchange ratio) at any time after the earlier of the date when the Common Stock commences trading on a national securities exchange or December 31, 2022.

There is no minimum tender condition or required tender of a specified number of shares of Common Stock in the Exchange Offer. However, the Exchange Offer would be subject to the conditions that, among others, there will be at least 300 holders of record of Investview’s Common Stock following the Exchange Offer and the Series A Preferred Stock being approved for market trading and quotation.

While Investview’s Board of Directors has authorized Investview to make the Exchange Offer, neither Investview nor its Board of Directors makes any recommendation to any stockholder as to whether to tender or refrain from tendering any shares of Common Stock. Investview has not authorized any person to make any such recommendation. Stockholders must decide whether to tender their shares and, if so, how many shares to tender. In doing so, stockholders should carefully evaluate all of the information included or incorporated by reference in the Exchange Offer documents (as they may be amended or supplemented), when available, before making any decision with respect to the Exchange Offer, and should consult their own broker or other financial and tax advisors.

Investview’s directors and executive officers and their respective affiliates are entitled to participate in the Exchange Offer on the same basis as all other stockholders. Chad Miller, Investview’s Chairman of the Board, Annette Raynor, Chief Executive Officer and a director, Mario Romano, Director of Finance, Jayme Lin McWidener, Chief Financial Officer, and Ryan Smith and Brian McMullen, directors, have indicated to us that they will be tendering all of their shares of Common Stock in the Exchange Offer. As of October 2, 2019, these individuals directly and indirectly through entities they control collectively owned 1,232,331,652 shares of Common Stock, representing approximately 45.7% of Investview’s outstanding shares of Common Stock. We are not aware of any other persons that have determined to participate in the Exchange Offer at this time.

“The Exchange Offer is the first of a series of strategic actions we are taking to establish a framework for long term appreciation of shareholder value,” said Mario Romano, Director of Finance.

Investview plans on scheduling an informational webinar for all those who have an interest in better understanding the Exchange Offer details. The details of the webinar will be publicly announced in the upcoming weeks.

Stockholders with questions, or who would like to receive additional copies of the Exchange Offer documents once they are available may call Investview, Inc. at (732) 889-4300 or email pr@investview.com.

About Investview, Inc.

Investview, Inc. is a diversified financial technology organization that operates through its subsidiaries, to provide financial products and services to individuals, accredited investors and select financial institutions. For more information on Investview and all of its wholly-owned subsidiaries, please visit: www.investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements.” When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events, except as required by federal securities law.

Additional Information Regarding the Tender Offer

The Exchange Offer described in this press release has not yet commenced. This press release is for informational purposes only. This press release is not a recommendation to buy or sell shares of Common Stock or Series A Preferred Stock, or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell shares or any other securities. On the commencement date of the Exchcane Offer, a Tender Offer statement on Schedule TO, including an offer to exchange, a letter of transmittal and related materials, will be filed with the SEC by Investview. The Exchange Offer will only be made pursuant to the offer to exchange, the letter of transmittal and related materials filed as a part of the Schedule TO. Stockholders should read carefully the offer to exchange, letter of transmittal and related materials (including the documents and information incorporated by reference therein) because they contain important information, including the various terms of, and conditions to, the Exchange Offer. Once the Exchange Offer is commenced, stockholders will be able to obtain a free copy of the Tender Offer statement on Schedule TO, the offer to exchange, letter of transmittal and other documents that Investview will be filing with the SEC at the SEC’s website at www.sec.gov or by calling or emailing Investview at (732) 889-4300 or email pr@investview.com. Stockholders are urged to read these materials, when available, carefully prior to making any decision with respect to the Exchange Offer.

Investview Press Contact
Contact: Annette Raynor
Phone Number: 732-889-4300
Email: pr@investview.com